Exhibit 99

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES REPORTS FISCAL 2023

THIRD QUARTER OPERATING RESULTS

•	Reported net sales increased 0.3 percent year-over-year to $1.6 billion, and internal sales increased 1.8 percent.

•	Drove adjusted operating margin expansion for business overall and within both Dental and Animal Health segments.

•	Delivered third quarter GAAP earnings of $0.55 per diluted share and adjusted earnings[1] of $0.62 per diluted share, an increase of 13 percent over prior year.

•	Narrowed fiscal 2023 GAAP earnings guidance to $1.96 to $2.01 per diluted share and adjusted earnings[1] guidance to $2.25 to $2.30 per diluted share.

St. Paul, Minn. — March 2, 2023 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated net sales of $1.60 billion (see attached Sales Summary for further details) in its fiscal third quarter ended January 28, 2023, an increase of 0.3 percent compared to the same period last year. Internal sales, which are adjusted for the effects of currency translation and contributions from recent acquisitions, increased 1.8 percent over the prior year period.

Reported net income attributable to Patterson Companies, Inc. for the third quarter of fiscal 2023 was $53.9 million, or $0.55 per diluted share, compared to $57.0 million, or $0.58 per diluted share, in the third quarter of fiscal 2022. The year-over-year decrease in reported net income attributable to Patterson Companies, Inc. is related to an investment gain in the prior year period. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization and gains on investments, totaled $61.1 million for the third quarter of fiscal 2023, or $0.62 per diluted share, compared to $54.2 million, or $0.55 per diluted share, in the third quarter of fiscal 2022. The year-over-year increase in adjusted net income attributable to Patterson Companies, Inc. in the third quarter of fiscal 2023 is primarily due to operating margin expansion in both business segments.

“Our team continued to successfully execute during the third quarter and create value for both our customers and shareholders,” said Don Zurbay, President and CEO of Patterson Companies. “In addition to sales growth as a result of our strong value proposition to customers, our strategic focus on operational excellence, improved mix and disciplined expense management helped drive operating margin expansion for the business and within both segments during the fiscal third quarter. Our guidance reflects confidence in our ability to achieve our goals to deliver year-over-year internal sales growth and adjusted operating margin expansion in fiscal 2023.”

Patterson Dental

Reported net sales in the Dental segment for the third quarter of fiscal 2023 were $621.8 million. Internal sales decreased 3.8 percent compared to the fiscal 2022 third quarter. Internal sales of consumables declined 1.5 percent year-over-year primarily due to the continued moderation of infection control products compared to the pandemic-related performance in the year-ago period. Excluding infection control products, internal sales of consumables increased 4.6 percent year-over-year. Compared to the prior year period, internal sales of equipment decreased 9.7 percent driven by a decline in digital and CAD/CAM technology products. Internal sales of value-added services increased 4.5 percent.

Patterson Animal Health

Reported net sales in the Animal Health segment for the third quarter of fiscal 2023 were $969.4 million. Internal sales growth of 4.6 percent year-over-year was driven by sales growth in both companion animal and production animal. Within the Animal Health segment, internal sales of consumables grew 4.4 percent, equipment and software increased 2.8 percent and value-added services increased 31.0 percent compared to the prior year period.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Balance Sheet and Capital Allocation

During the first nine months of fiscal 2023, Patterson Companies used $728.2 million of cash from operating activities and collected deferred purchase price receivables of $758.0 million, generating $29.8 million in cash, compared to generating $84.2 million in the prior year period. Free cash flow1 (see definition below and attached free cash flow table) during the first nine months of fiscal 2023 declined by $70.4 million compared to the first nine months of fiscal 2022 due to an increased level of working capital during the first nine months of fiscal 2023.

In the third quarter of fiscal 2023, Patterson Companies declared a quarterly cash dividend of $0.26 per share and returned $25.2 million in cash dividends to shareholders. Through the first nine months of fiscal 2023, Patterson Companies has returned $91.0 million to shareholders through cash dividends and share repurchases.

Year-to-Date Results

Consolidated reported net sales for the first nine months of fiscal 2023 totaled $4.8 billion, a 2.3 percent year-over-year decrease. Sales in the first nine months of fiscal 2022 reflected an extra week of sales results in the first quarter of fiscal 2022. Internal sales for the first nine months of fiscal 2023, which are adjusted for the effects of currency translation, the extra week of selling results in the first quarter of fiscal 2022 and contributions from recent acquisitions, increased 1.8 percent year-over-year. Through the first nine months of fiscal 2023, Dental segment internal sales decreased 1.1 percent, including a 3.1 percent decline in consumables, a 0.2 percent decline in equipment and software and a 6.2 percent increase in value added services. Through the first nine months of fiscal 2023, Animal Health segment internal sales increased 3.5 percent, including 3.3 percent growth in consumables, 3.7 percent growth in equipment and software and a 15.0 percent increase in value added services.

Reported net income attributable to Patterson Companies, Inc. for the first nine months of fiscal 2023 was $132.6 million, or $1.35 per diluted share, compared to $139.3 million, or $1.42 per diluted share in last year’s period. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization, integration and business restructuring expenses, legal reserves, inventory donation charges and gains on investments totaled $154.0 million for the first nine months of fiscal 2023, or $1.57 per diluted share, compared to $153.3 million, or $1.56 per diluted share, in the year-ago period.

Fiscal 2023 Guidance

Patterson Companies today narrowed its fiscal 2023 earnings guidance, which is provided on both a GAAP and non-GAAP adjusted1 basis:

•	GAAP earnings are expected to be in the range of $1.96 to $2.01 per diluted share.

•	Non-GAAP adjusted earnings[1] are expected to be in the range of $2.25 to $2.30 per diluted share.

•	Our non-GAAP adjusted earnings[1] guidance excludes the after-tax impact of:
•	Deal amortization expenses of approximately $29.2 million ($0.29 per diluted share).

Our guidance reflects the strength of our business and competitive positioning, as well as our expectations for the North American and international end markets in which we operate, which we expect to be affected by the ongoing challenges of inflationary trends and higher interest rates as well as a potential slow-down in the broader economy. Beyond macroeconomic and geopolitical uncertainty, our guidance further assumes that there are no material adverse developments associated with the pandemic.

1Non-GAAP Financial Measures

The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely operating income, other income (expense), net income before taxes, income tax expense, net income, net income attributable to Patterson Companies, Inc. and diluted earnings per share attributable to Patterson Companies, Inc., for the impact of deal amortization, integration and business restructuring expenses, legal reserves, inventory donation charges and gains on investments along with the related tax effects of these items.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

The term “free cash flow” used in this release is defined as net cash used in operating activities less capital expenditures plus the collection of deferred purchase price receivables.

In addition, the term “internal sales” used in this release represents net sales adjusted to exclude the impact of foreign currency, the extra week of selling results in the first quarter of fiscal 2022 and the impact from recent acquisitions. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales changes in constant currency provides useful supplementary information to investors in light of fluctuations in currency rates.

Management believes that these non-GAAP measures may provide a helpful representation of the company’s third quarter performance and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

Third Quarter Conference Call and Replay

Patterson Companies’ fiscal 2023 third quarter conference call will start at 8:30 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on the Patterson Companies website. A replay of the fiscal 2023 third quarter conference call can be heard for one week at 1-800-770-2030 and by providing the Conference ID 71954 when prompted.

About Patterson Companies Inc.

Patterson Companies Inc. (Nasdaq: PDCO) connects dental and animal health customers in North America and the U.K. to the latest products, technologies, services and innovative business solutions that enable operational and professional success. Our comprehensive portfolio, distribution network and supply chain is equaled only by our dedicated, knowledgeable people who deliver unrivalled expertise and unmatched customer service and support.

Learn more: pattersoncompanies.com

This press release contains, and our officers and representatives may from time to time make, certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, and the objectives and expectations of management. Forward-looking statements often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could” or “may.”

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements.

Any number of factors could affect our actual results and cause such results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the following: the COVID-19 pandemic and measures taken in response thereto; uncertain macro-economic conditions, including inflationary pressures; our

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

dependence on relationships with sales representatives and service technicians to retain customers and develop business; potential disruption of distribution capabilities, including service issues with third-party shippers; our dependence on suppliers to manufacture and supply substantially all of the products we sell; the risk of the products we sell becoming obsolete or containing undetected errors; adverse changes in supplier rebates or other purchasing incentives; the risk that private label sales could adversely affect our relationships with suppliers; our dependence on positive perceptions of Patterson’s reputation; risks inherent in acquiring and disposing of assets or other businesses and the risks inherent in integrating acquired businesses; our ability to comply with restrictive covenants in our credit agreement; turnover or loss of key personnel or highly skilled employees; the risk that our governing documents and Minnesota law may discourage takeovers and business combinations; risks related to climate change; the effects of the highly competitive and consolidating dental and animal health supply markets in which we compete; exposure to the risks of the animal production business, including changing consumer demand, the cyclical livestock market, and other factors outside our control, and the risks of the companion animal business, including the possibility of disease adversely affecting the pet population; risks from the formation or expansion of GPOs, provider networks and buying groups that may shift purchasing decisions and place us at a competitive disadvantage; increases in over-the-counter sales and e-commerce options for companion animal products or sales of companion animal products from non-veterinarian sources; change and uncertainty in the health care industry; failure to comply with existing or future U.S. or foreign laws and regulations including those governing the distribution of pharmaceuticals and controlled substances; failure to comply with health care fraud or other laws and regulations; litigation risks, including the diversion of management’s attention, the cost of defending against such actions, the possibility of damage awards or settlements, fines or penalties, or equitable remedies (including but not limited to the revocation of or non-renewal of licenses) and inherent uncertainty; failure to comply with evolving data privacy laws and regulations; tax legislation; the risks inherent in international operations, including currency fluctuations; and risks associated with information systems, software products and cyber-security attacks.

The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive, accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.

You should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in our most recent Form 10-K and information which may be contained in our other filings with the U.S. Securities and Exchange Commission, or SEC, when reviewing any forward-looking statement.

Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We do not undertake any obligation to release publicly any revisions to any forward-looking statements whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

INVESTOR CONTACT:	John M. Wright, Investor Relations
TEL:	651.686.1364
EMAIL:	investor.relations@pattersoncompanies.com

MEDIA CONTACT:	Patterson Corporate Communications
TEL:	651.905.3349
EMAIL:	corporate.communications@pattersoncompanies.com

WEB:	pattersoncompanies.com

# # #

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Net sales	$1,600,850	$1,596,596	$4,750,319	$4,860,633
Gross profit	342,962	336,611	983,184	940,848
Operating expenses	267,040	275,778	812,323	856,684

Operating income	75,922	60,833	170,861	84,164
Other income (expense):
Gains on investments	—	13,092	—	100,919
Other income, net	3,096	6,186	23,079	14,413
Interest expense	(9,731)	(4,879)	(22,838)	(15,595)

Income before taxes	69,287	75,232	171,102	183,901
Income tax expense	15,440	18,657	39,346	45,586

Net income	53,847	56,575	131,756	138,315
Net loss attributable to noncontrolling interests	(82)	(431)	(836)	(1,017)

Net income attributable to Patterson Companies, Inc.	$53,929	$57,006	$132,592	$139,332

Earnings per share attributable to Patterson Companies, Inc.:
Basic	$0.55	$0.58	$1.37	$1.43

Diluted	$0.55	$0.58	$1.35	$1.42

Weighted average shares:
Basic	97,327	97,471	96,957	97,213
Diluted	97,977	98,554	97,881	98,450
Dividends declared per common share	$0.26	$0.26	$0.78	$0.78

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 28, 2023	April 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$147,290	$142,014
Receivables, net	422,715	447,162
Inventory	939,098	785,604
Prepaid expenses and other current assets	335,611	304,242

Total current assets	1,844,714	1,679,022
Property and equipment, net	213,770	213,140
Operating lease right-of-use assets, net	74,783	70,722
Goodwill and identifiable intangibles, net	397,780	393,244
Investments	159,365	139,182
Long-term receivables, net and other	251,579	246,320

Total assets	$2,941,991	$2,741,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$702,456	$681,321
Other accrued liabilities	232,187	276,000
Operating lease liabilities	28,063	29,348
Current maturities of long-term debt	36,000	—
Borrowings on revolving credit	175,000	29,000

Total current liabilities	1,173,706	1,015,669
Long-term debt	451,910	488,554
Non-current operating lease liabilities	48,989	43,332
Other non-current liabilities	164,965	151,440

Total liabilities	1,839,570	1,698,995
Stockholders’ equity	1,102,421	1,042,635

Total liabilities and stockholders’ equity	$2,941,991	$2,741,630

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	January 28, 2023	January 29, 2022
Operating activities:
Net income	$131,756	$138,315
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	62,298	61,405
Gains on investments	—	(100,919)
Non-cash employee compensation	11,349	18,384
Non-cash losses (gains) and other, net	7,227	5,815
Change in assets and liabilities:
Receivables	(729,039)	(850,628)
Inventory	(155,184)	(132,689)
Accounts payable	20,947	110,862
Accrued liabilities	(40,909)	(49,296)
Other changes from operating activities, net	(36,642)	(35,388)

Net cash used in operating activities	(728,197)	(834,139)
Investing activities:
Additions to property and equipment	(42,442)	(26,488)
Collection of deferred purchase price receivables	758,001	918,354
Payments related to acquisitions, net of cash acquired	(33,257)	(19,793)
Payments related to investments	(15,000)	—
Sale of investments	—	74,346

Net cash provided by investing activities	667,302	946,419
Financing activities:
Dividends paid	(75,954)	(75,746)
Repurchases of common stock	(15,000)	—
Payments on long-term debt	—	(100,750)
Draw on revolving credit	146,000	82,000
Other financing activities	12,866	4,030

Net cash provided by (used in) financing activities	67,912	(90,466)
Effect of exchange rate changes on cash	(1,741)	(14)

Net change in cash and cash equivalents	5,276	21,800
Cash and cash equivalents at beginning of period	142,014	143,244

Cash and cash equivalents at end of period	$147,290	$165,044

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	January 28, 2023	January 29, 2022	Total Sales Growth	Foreign Exchange Impact	53rd Week	Acquisition Impact	Internal Sales Growth
Three Months Ended
Consolidated net sales
Consumable	$1,250,859	$1,237,127	1.1%	(1.8)%	—%	0.1%	2.8%
Equipment and software	252,671	276,446	(8.6)	(0.5)	—	—	(8.1)
Value-added services and other	97,320	83,023	17.2	(1.4)	—	0.9	17.7

Total	$1,600,850	$1,596,596	0.3%	(1.6)%	—%	0.1%	1.8%

Dental
Consumable	$330,199	$337,192	(2.1)%	(0.6)%	—%	—%	(1.5)%
Equipment and software	216,642	241,384	(10.3)	(0.6)	—	—	(9.7)
Value-added services and other	74,955	72,057	4.0	(0.5)	—	—	4.5

Total	$621,796	$650,633	(4.4)%	(0.6)%	—%	—%	(3.8)%

Animal Health
Consumable	$920,660	$899,935	2.3%	(2.3)%	—%	0.2%	4.4%
Equipment and software	36,029	35,062	2.8	—	—	—	2.8
Value-added services and other	12,689	9,777	29.8	(8.6)	—	7.4	31.0

Total	$969,378	$944,774	2.6%	(2.2)%	—%	0.2%	4.6%

Corporate
Value-added services and other	$9,676	$1,189	713.8%	—%	—%	—%	713.8%

Total	$9,676	$1,189	713.8%	—%	—%	—%	713.8%

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	January 28, 2023	January 29, 2022	Total Sales Growth	Foreign Exchange Impact	53rd Week	Acquisition Impact	Internal Sales Growth
Nine Months Ended
Consolidated net sales
Consumable	$3,813,884	$3,923,613	(2.8)%	(2.0)%	(2.5)%	0.1%	1.6%
Equipment and software	670,502	683,711	(1.9)	(0.5)	(1.8)	—	0.4
Value-added services and other	265,933	253,309	5.0	(1.6)	(2.0)	0.3	8.3

Total	$4,750,319	$4,860,633	(2.3)%	(1.8)%	(2.4)%	0.1%	1.8%

Dental
Consumable	$1,005,528	$1,070,422	(6.1)%	(0.5)%	(2.5)%	—%	(3.1)%
Equipment and software	577,158	591,787	(2.5)	(0.6)	(1.7)	—	(0.2)
Value-added services and other	225,950	217,506	3.9	(0.4)	(1.9)	—	6.2

Total	$1,808,636	$1,879,715	(3.8)%	(0.5)%	(2.2)%	—%	(1.1)%

Animal Health
Consumable	$2,808,356	$2,853,191	(1.6)%	(2.6)%	(2.5)%	0.2%	3.3%
Equipment and software	93,344	91,924	1.5	—	(2.2)	—	3.7
Value-added services and other	31,044	29,916	3.8	(10.6)	(2.9)	2.3	15.0

Total	$2,932,744	$2,975,031	(1.4)%	(2.6)%	(2.5)%	0.2%	3.5%

Corporate
Value-added services and other	$8,939	$5,887	51.8%	—%	—%	—%	51.8%

Total	$8,939	$5,887	51.8%	—%	—%	—%	51.8%

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

OPERATING INCOME BY SEGMENT

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Operating income (loss)
Dental	$60,302	$64,125	$158,147	$118,609
Animal Health	30,197	23,420	80,372	73,360
Corporate	(14,577)	(26,712)	(67,658)	(107,805)

Total	$75,922	$60,833	$170,861	$84,164

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended January 28, 2023	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP
Operating income	$75,922	$9,482	$—	$—	$—	$—	$85,404
Other income (expense), net	(6,635)	—	—	—	—	—	(6,635)

Income before taxes	69,287	9,482	—	—	—	—	78,769
Income tax expense	15,440	2,272	—	—	—	—	17,712

Net income	53,847	7,210	—	—	—	—	61,057
Net loss attributable to noncontrolling interests	(82)	—	—	—	—	—	(82)

Net income attributable to Patterson Companies, Inc.	$53,929	$7,210	$—	$—	$—	$—	$61,139

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.55	$0.07	$—	$—	$—	$—	$0.62

Operating income as a % of sales	4.7%						5.3%
Effective tax rate	22.3%						22.5%

For the three months ended January 29, 2022	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP
Operating income	$60,833	$9,252	$—	$—	$—	$—	$70,085
Other income (expense), net	14,399	—	—	—	—	(13,092)	1,307

Income before taxes	75,232	9,252	—	—	—	(13,092)	71,392
Income tax expense	18,657	2,247	—	—	—	(3,273)	17,631

Net income	56,575	7,005	—	—	—	(9,819)	53,761
Net loss attributable to noncontrolling interests	(431)	—	—	—	—	—	(431)

Net income attributable to Patterson Companies, Inc.	$57,006	$7,005	$—	$—	$—	$(9,819)	$54,192

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.58	$0.07	$—	$—	$—	$(0.10)	$0.55

Operating income as a % of sales	3.8%						4.4%
Effective tax rate	24.8%						24.7%

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the nine months ended January 28, 2023	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP
Operating income	$170,861	$28,160	$—	$—	$—	$—	$199,021
Other income (expense), net	241	—	—	—	—	—	241

Income before taxes	171,102	28,160	—	—	—	—	199,262
Income tax expense	39,346	6,746	—	—	—	—	46,092

Net income	131,756	21,414	—	—	—	—	153,170
Net loss attributable to noncontrolling interests	(836)	—	—	—	—	—	(836)

Net income attributable to Patterson Companies, Inc.	$132,592	$21,414	$—	$—	$—	$—	$154,006

Diluted earnings per share attributable to Patterson Companies, Inc.*	$1.35	$0.22	$—	$—	$—	$—	$1.57

Operating income as a % of sales	3.6%						4.2%
Effective tax rate	23.0%						23.1%

For the nine months ended January 29, 2022	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP
Operating income	$84,164	$28,407	$4,245	$36,000	$49,194	$—	$202,010
Other income (expense), net	99,737	—	—	—	—	(100,919)	(1,182)

Income before taxes	183,901	28,407	4,245	36,000	49,194	(100,919)	200,828
Income tax expense	45,586	6,753	1,061	8,460	12,308	(25,669)	48,499

Net income	138,315	21,654	3,184	27,540	36,886	(75,250)	152,329
Net loss attributable to noncontrolling interests	(1,017)	—	—	—	—	—	(1,017)

Net income attributable to Patterson Companies, Inc.	$139,332	$21,654	$3,184	$27,540	$36,886	$(75,250)	$153,346

Diluted earnings per share attributable to Patterson Companies, Inc.*	$1.42	$0.22	$0.03	$0.28	$0.37	$(0.76)	$1.56

Operating income as a % of sales	1.7%						4.2%
Effective tax rate	24.8%						24.1%

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

FREE CASH FLOW

(In thousands)

(Unaudited)

	Nine Months Ended
	January 28, 2023	January 29, 2022
Net cash used in operating activities	$(728,197)	$(834,139)
Additions to property and equipment	(42,442)	(26,488)
Collection of deferred purchase price receivables	758,001	918,354

Free cash flow	$(12,638)	$57,727